Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”), is entered into as of May 18, 2007, by and between STEVEN ERNST (“Seller”) and INTERSEARCH GROUP, INC., a Florida corporation (the “Company”).

RECITALS

A. Seller holds shares of the Company’s Common Stock, $.001 par value per share (the “Common Stock”).

B. Seller desires to sell, and the Company desires to purchase from Seller, Two hundred and fifty thousand (250,000) shares of the Common Stock (the “Shares”) upon the terms and conditions herein set forth.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and for good and other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	SALE AND REPURCHASE OF SHARES

Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, assign, transfer, convey and deliver to the Company, and the Company hereby agrees to repurchase from Seller on the Closing Date, all of the Shares along with all increases, income, dividends, distributions and profits therefrom, and any and all other right, title and interest that Seller ever had or presently has in the Shares. Contemporaneously with the execution and delivery of this Agreement, Seller shall deliver to the Company all stock certificates representing the Shares, duly endorsed for transfer to the Company on and as of the Closing Date or with duly executed stock powers attached.

2.	PURCHASE PRICE – PAYMENT

2.1. Purchase Price. The aggregate purchase price (the “Purchase Price”) payable for the Shares shall be the sum of Three Hundred Thousand and 00/100 Dollars ($300,000).

2.2. Payment of Purchase Price. The Purchase Price shall be paid by the Company in full at the Closing (as such term is defined in Section 5 herein below).

3.	REPRESENTATIONS AND WARRANTIES OF SELLER

Seller makes the following representations and warranties to the Company, each of which is true and correct on the date hereof, shall be unaffected by any investigation heretofore or hereafter made by the Company, and shall survive the Closing of the transactions provided for herein.

3.1. Validity of Shares, Title, Power to Act, Validity of Agreement.

3.1.(a) Shares Validly Issued, Fully Paid and Nonassessable. Seller is the owner of record and beneficially of all of the Shares. There are no (a) securities convertible into or exchangeable for any of the Shares, (b) options, warrants or other rights to purchase or subscribe to any of the Shares, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any of the Shares.

3.1.(b) Title. Seller has, and at Closing the Company will receive, good and marketable title to the Shares, free and clear of all liens, security interests, levies, claims, pledges, equities, options, contracts, assessments, charges and other encumbrances or interests of any nature whatsoever, including, without limitation, voting trusts or agreements or proxies.

3.1.(c) Power. Seller has full power, legal right and authority to enter into, execute and deliver this Agreement and the other agreements, instruments and documents contemplated hereby, and to carry out the transactions contemplated hereby and thereby.

3.1.(d) Validity. This Agreement has been duly and validly executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

3.2. No Violation. Neither the execution and delivery of this Agreement nor the consummation by Seller of the transactions contemplated hereby and thereby (a) will violate any statute, law, ordinance, rule or regulation (collectively, “Laws”) or any order, writ, injunction, judgment, plan or decree (collectively, “Orders”) of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other (collectively, “Government Entities”), (b) will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity, or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the assets of Seller (or the Shares) under, any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Seller or any of their assets or properties may be bound or affected.

3.3. No Brokers or Finders. Seller not has retained, employed or used any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof.

3.4. Disclosure. No representation or warranty by Seller in this Agreement, nor any statement, certificate, document or exhibit hereto furnished or to be furnished by or on behalf of Seller pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a fact necessary to make the statements contained therein not misleading.

3.5. Access to Information. Prior to the date hereof, Seller and his legal and financial representatives have had the opportunity to ask questions of and receive answers from the Company, its officers and directors concerning the Company’s financial condition and business prospects, have requested copies of or access to certain documentation relating to the Company and its financial and business affairs and have received all of such copies or access so requested. The transactions provided for herein have been negotiated on an arms-length basis, and Seller is comfortable and satisfied that the purchase price of the Shares is a fair price.

3.6. Status. Seller is a sophisticated investor with knowledge and experience in business and financial matters. Seller is an Accredited Investor (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended). Seller acknowledges that he is an executive officer of the Company.

4.	REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company makes the following representations and warranties to Seller, each of which is true and correct on the date hereof, shall be unaffected by any investigation heretofore or hereafter made by Seller, and shall survive the Closing of the transactions provided for herein.

4.1. Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. All of the Shares are validly issued, fully paid and nonassessable.

4.2. Power. The Company has all requisite corporate power and authority to enter into, execute and deliver this Agreement and the other agreements, instruments and documents contemplated hereby, and to carry out the transactions contemplated hereby and thereby.

4.3. Validity. This Agreement has been duly and validly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

5.	CLOSING

The closing (the “Closing”) of the transactions provided for herein shall take place at the offices of Foley & Lardner LLP at 100 North Tampa Street, Suite 2700, Tampa Florida, 33602, on May 18, 2007, or at such other time and place as the parties hereto shall agree upon in writing. Such date is referred to in this Agreement as the “Closing Date”.

6.	WAIVER AND RELEASE

In consideration of the payment of the Purchase Price, and in consideration of the other obligations of Company and Seller under this Agreement, each of Seller and Company hereby knowingly and voluntarily waives, releases and forever discharges the other party and its officers, directors, employees, shareholders, and affiliates, if applicable, from any and all claims, demands, damages, lawsuits, obligations, promises, and causes of action of any kind whatsoever, both known and unknown, at law or in equity, that he/it may have had or has against the other party at any time from the beginning of time up to and including the date of this Agreement relating to or arising out of the Shares or the ownership of the Shares.

7.	MISCELLANEOUS

7.1. Further Assurance. From time to time, at the Company’s request and without further consideration, Seller will execute and deliver to the Company such documents and take such other action as the Company may reasonably request in order to consummate the transactions contemplated hereby.

7.2. Assignment; Parties in Interest.

7.2.(a) Assignment. Except as expressly provided herein, the rights and obligations of Seller hereunder may not be assigned, transferred or encumbered without the prior written consent of Company.

7.2.(b) Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

7.3. Law Governing Agreement. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of Florida, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

7.4. Amendment and Modification. This Agreement may be amended, modified or supplemented in such manner as may be agreed upon in writing by the parties hereto.

7.5. Entire Agreement. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

7.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7. Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Stock Repurchase Agreement as of the date and year first above written.

THE COMPANY:

INTERSEARCH GROUP, INC., a Florida corporation

By:	/s/ Gary W. Bogatay, Jr.
Gary W. Bogatay, Jr.
Chief Financial Officer, Secretary, Treasurer

THE SELLER:

/s/ Steven Ernst
Steven Ernst

STOCK POWER

FOR VALUE RECEIVED, the undersigned, STEVEN ERNST (the “Assignor”), hereby sells, assigns and transfers unto INTERSEARCH GROUP, INC., a Florida corporation (the “Company”), Two Hundred Fifty Thousand (250,000) shares of the Common Stock of the Company, represented by Certificate No.             , and does hereby irrevocably constitute and appoint the Secretary of the Company to transfer such shares on the books of the Company.

Dated as of May 18, 2007.

“Assignor”

STEVEN ERNST